UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             ESCALADE, INCORPORATED
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                             ESCALADE, INCORPORATED

                     Notice of Annual Stockholders' Meeting
                                 April 27, 2007
                     7:30 a.m. Central Daylight Savings Time


Dear Stockholder:

         You are cordially invited to attend our 2007 Annual Stockholders' Meeting, which will be held at 7:30 a.m. Central Daylight Savings Time on Friday, April 27, 2007 at the principal executive offices of Escalade, Incorporated located at 817 Maxwell Avenue, Evansville, Indiana 47711.

         We are holding the annual meeting for the following purposes:

         1.       To elect to the Board seven (7) Directors as set forth herein;

         2. To approve the proposal described in the Proxy Statement to adopt the Escalade, Incorporated 2007 Incentive Plan attached as Annex 1 to the Proxy Statement; and

         3. To transact such other business that may properly come before the meeting or any adjournment thereof.

         These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

         To ensure that your vote is promptly recorded, please vote as soon as possible, even if you plan to attend the meeting in person. Please sign, mark and return the Proxy enclosed with this Notice at your earliest convenience.



                       By order of the Board of Directors

                                Terry D. Frandsen

                          V.P. Finance, CFO & Secretary



Evansville, Indiana                                               March 27, 2007

                                 PROXY STATEMENT

The Board of Directors of Escalade, Incorporated (hereinafter referred to as "Escalade" or the "Company"), headquartered at 817 Maxwell Avenue, Evansville, Indiana 47711 (812) 467-4449, is soliciting proxies, the form of which is enclosed, for the Annual Meeting of Stockholders to be held on Friday, April 27, 2007, at 7:30 a.m. Central Daylight Savings Time. Each of the 13,039,568 shares of common stock outstanding on February 23, 2007 is entitled to one vote on all matters acted upon at the meeting and only stockholders of record on the books of the Company at the close of business on February 23, 2007 will be entitled to vote at the meeting, either in person or by proxy.

The shares represented by all properly executed proxies received by the Company will be voted as designated and each not designated will be voted affirmatively. Unless discretionary authority is withheld, all other matters coming before the meeting will be voted according to the best judgment of the proxies. Any proxy given by a stockholder of record may be revoked at any time before it is voted, by written notice to the Company's Secretary, by execution of a later dated proxy, or by a personal vote at the Annual Meeting. This proxy statement is being mailed to stockholders on or about March 30, 2007.

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but may also be solicited by directors, officers, and other regular employees of the Company, who will receive no compensation in addition to their regular salaries. Bankers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company may reimburse them for their expenses.

The holders of a majority of the Company's outstanding common stock must be present or represented by proxy at the Annual Meeting to constitute a quorum.

The seven (7) nominees receiving the greatest number of votes cast at the Annual Meeting upon the presence of a quorum will be elected as directors. A properly executed proxy marked "Withhold Authority to Vote" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. The persons named as proxies in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld.

For each other item presented at the Annual Meeting, the affirmative vote of the holders of a majority of the Company's shares present or represented by proxy at the Annual Meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "Abstain" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

The Annual Report of the Company for its fiscal year 2006 is being mailed to you with this proxy statement, but such report and financial statements are not a part of this proxy statement.

                            CERTAIN BENEFICIAL OWNERS

Under Rule 13(d) of the Securities Exchange Act of 1934, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth certain information regarding beneficial ownership of the Company's common stock by its Executive Officers and by the only stockholders deemed to be beneficial owners of 5% or more of the common stock of the Company as of February 23, 2007.


                  Name and Address                      Amount and Nature                    Percentage
Title of Class    Of Beneficial Owner                   Of Ownership                         Of Class
------------------------------------------------------------------------------------------------------------

                               Executive Officers

Common stock      Robert E. Griffin                             3,319,750 (1)                    25.5% (1)
                  817 Maxwell Avenue
                  Evansville, Indiana  47717

Common stock      Daniel A. Messmer                               202,668 (2)                     1.5% (2)
                  817 Maxwell Avenue
                  Evansville, Indiana  47717

Common stock      Terry D. Frandsen                               115,025 (3)                     0.9% (3)
                  817 Maxwell Avenue
                  Evansville, Indiana  47711

                              Other 5% Stockholders

Common stock      Andrew and Charmenz Guagenti                  1,093,842 (4)                     8.4% (4)
                  2641 N. Collen Avenue
                  Evansville, Indiana  47715

Common stock      Royce & Associates, LLC                         789,800                         6.1%
                  1414 Avenue of the Americas
                  New York, NY  10019

(1) Includes 944,316 shares held by a Family Limited Partnership; 1,800,000 shares held by a Family Limited Liability Corporation; and 69,692 shares held by his children. Mr. Griffin disclaims beneficial ownership of those shares. Also includes 2,598 shares issuable upon the exercise of outstanding stock options.
(2) Includes 102,500 shares issuable upon the exercise of outstanding stock options.
(3) Includes 110,000 shares issuable upon exercise of outstanding stock options.
(4) Includes 49,016 shares held by Mr. Guagenti, in his name, in his directed IRA, or as Trustee, and 54,370 shares owned by Mrs. Guagenti directly, in her directed IRA, or as Trustee. Mr. Guagenti is also the beneficial owner of 990,456 shares held by partnerships for which he is the managing partner, of which he and Mrs. Guagenti own 488,893 shares and 376,984 shares, respectively, by virtue of their partnership interests therein. Mr. and Mrs. Guagenti each disclaim beneficial ownership of the shares held by the other.


                                   ITEM NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors currently has six members and the Board has voted to increase the size of the Board to seven (7) members as of the date of the Annual Meeting. The nominees presented for election include the six individuals who are current directors and one new nominee, Daniel A. Messmer, the Company's Chief Executive Officer. Those persons whose names are set forth below are standing for election. The term of office of the directors and nominee standing for election as directors at the Annual Meeting will be until the next annual meeting of the stockholders and until their successors are elected and qualified.

Director candidates are nominated by the independent members of the Board of Directors, as the Company does not believe that it is necessary to have a separate Nominating Committee given the small size of the Board. The Board has determined that a potential candidate to be nominated to serve as a director should have the following primary attributes: high achievement expectations with regard to increasing stockholder value; uncompromising position on maintaining ethics; conservative attitude towards financial accounting and disclosure; and should be a stockholder of the Company to bring the perspective of a stockholder to the Board. To date, the Board has not deemed it necessary to engage a third party search firm to assist in identifying suitable candidates for directors, but has the authority to do so in the future. No fees were paid to any such search firm in connection with the nominees for directors named in this proxy statement. The Board believes that the existing Board members and executive management of the Company have sufficient networks of business contacts that will likely form the candidate pool from which nominees will be identified. Once a candidate is identified, as many members of the Board as feasible will meet with such candidate and the Board as a whole subsequently will evaluate the candidates using the criteria outlined above. The independent Board members will then make the final determination of whether or not to nominate the candidate.

The Board is increasing the size of the Board by one member and is nominating Daniel A. Messmer, the Company's Chief Executive Officer, to fill that seat. Mr. Messmer was appointed to the position of Chief Executive Officer and President in August, 2006, and has participated in Board meetings since that date but has not formally been a member of the Board. The Board believes that the participation of the Company's Chief Executive Officer in Board matters is essential to the effectiveness of the Board and that Mr. Messmer should formally be elected to the Board at the Annual Meeting. The Board also believes that Mr. Messmer satisfies the criteria set forth above in selecting him as a nominee for director.

The Company does not have a formal process by which stockholders can propose nominees to serve as directors. If any stockholder would desire to submit the names and qualifications of potential candidates for directors, the Board would evaluate the possible nominee according to the above criteria and would consider such person in comparison to all other candidates and the number of directors then constituting the Board. The Company has not received any such proposals for this Annual Meeting. Accordingly, the Board has made no rejections or refusals of such candidates.

Information with respect to each of the nominees for the Board of Directors is set forth as follows:


                                                                                    Shares of Common stock of the
                                                                                    Company Beneficially owned on
                                                                                           February 23, 2007
                                                                                    ----------------------------

Name and Principal Occupation                                    Director                            Percent of
During the Past Five Years                                       Since (1)    Age         Number       Class
----------------------------------------------------------------------------------------------------------------
Robert E. Griffin - Chairman since 1999.  Previously Interim        1973       72       3,319,750(1)    25.5%(1)
Chief Executive Officer from April 2006 until August 2006,
Chairman and Chief Executive Officer since 1994, and President and Chief Executive Officer since 1976.

Richard F. Baalmann, Jr. - President of Bamm Inc. and related       2006       46           2,000(6)     0.0%(6)
companies since 1988, which operate ACE Hardware stores in the
St. Louis, Missouri area. Mr. Baalmann serves on the ACE
Hardware Corporation Board of Directors since 1999 and is
currently Chairman of its Retail Supply Chain Committee.

Blaine E. Matthews, Jr. - Director and Corporate Secretary of       1965       69         351,522(2)     2.7%(2)
Matthews 1812 House, Inc. since 1979, a mail order supplier of cakes and food gifts.

Daniel A. Messmer - President and Chief Executive Officer         Nominee      53         202,668(7)     1.5%(7)
since August, 2006.  Previously, Chief Operating Officer since
April, 2006, President of Martin Yale Industries, Inc. since
2005 and President of Escalade Sports since 1996.

George Savitsky - Founder and president of Savitsky, Satin &        2004       68          22,958(4)     0.2%(4)
Bacon, a business management company specializing in managing the financial affairs of people in the entertainment industry.
Mr. Savitsky is a certified public accountant.


Richard D. White - Mr. White is currently a Managing Director       2004       53          20,448(5)     0.2%(5)
at Oppenheimer & Co. Inc. and head of its Private Equity
Investment Department. From 2003 until mid 2004 Mr. White was the founder and president of Aeolus Capital Group LLC, an
investment management group focused on small capitalization
valued oriented investments in public companies and control
oriented private equity investments.  From 1985 until 2002,
Mr. White served as a Managing Director of CIBC Capital
Partners as well as a Managing Director and General Partner of its predecessor by acquisition, Oppenheimer and Co., Inc.
Mr. White also serves as a director of  ActivIdentity Corp.,
G-III Apparel Group, Ltd., and Lakes Entertainment, Inc.
Mr. White is a certified public accountant and holds an
undergraduate degree in Economics from Tufts University in
Medford, Massachusetts and an M.B.A. in Finance and Accounting
from the Wharton Graduate School of the University of
Pennsylvania in Philadelphia, Pennsylvania.

Edward E. Williams - Founder and President of Ballast Tools,        2004       46         390,600(3)     3.0%(3)
Incorporated, a manufacturer of industrial equipment and
supplies used for railway track maintenance. Mr. Williams is also Vice President of Good Earth Tools, Inc. (4)

----------------------------------------------------------------------------------------------------------------
All Directors and Executive Officers as a Group (8                                      4,424,971       33.3%
Individuals)

(1)  See note (1) under "Certain Beneficial Owners".
(2) Includes 83,000 shares held by his spouse and 2,000 shares held by his children. Mr. Blaine Matthews disclaims beneficial ownership of those shares. Also includes 6,282 shares issuable upon the exercise of outstanding stock options.
(3) Includes 37,038 shares owned by Good Earth Tools, Inc., of which Mr. Edward Williams owns 33% of the outstanding voting stock and is an executive officer and 337,302 shares owned by KPW Family Limited Partnership, of which Mr. Williams is one of three partners. Mr. Williams disclaims beneficial ownership of these shares. Also includes 3,616 shares issuable upon the exercise of outstanding stock options.
(4) Includes 3,652 shares issuable upon the exercise of outstanding stock options.
(5) Includes 3,580 shares issuable upon the exercise of outstanding stock options.
(6) Includes 2,000 shares issuable upon the exercise of outstanding stock options.
(7) Includes 102,500 shares issuable upon the exercise of outstanding stock options.

While there is no reason to believe that any of the persons nominated will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any person nominated so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors recommend.

The Board does not have a formal policy regarding director attendance at the Annual Meeting. Typically, the Board holds its annual organizational meeting directly following the Annual Meeting, which results in most directors being able to attend the Annual Meeting.

The Board has determined that all of the above named incumbent directors and nominee for director have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, with the exceptions of Messrs. Griffin and Messmer who are executive officers of the Company.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

The following is a list of the names and ages of all of the current executive officers of the Company indicating all positions and offices held by each such person as of the date of this proxy statement. Mr. Griffin and Mr. Messmer have served the Company and/or its subsidiaries in various executive capacities throughout the past five years. See "ELECTION OF DIRECTORS." Mr. Frandsen joined the Company in October, 2002 as Vice President of Finance. He was named Chief Financial Officer in September, 2003. Prior to joining the Company, Mr. Frandsen served as the Chief Operating Officer of Seiko Instruments USA, Inc. from 1998. All such persons have been elected to serve until the next annual election of officers and their successors are elected, or until their earlier resignation or removal.

----------------------------------------------------------------------------------------------------------------------
                                                                                                    First Elected as
                                                                                                      an Executive
     Name                       Age as of February 23, 2007        Offices and Positions Held           Officer
----------------------------------------------------------------------------------------------------------------------
Robert E. Griffin                           72                              Chairman                    12/1976
----------------------------------------------------------------------------------------------------------------------

Daniel A. Messmer                           53                          CEO and President               04/2006
----------------------------------------------------------------------------------------------------------------------

Terry D. Frandsen                           49                    V.P. Finance, CFO, Secretary          10/2002
----------------------------------------------------------------------------------------------------------------------


           BOARD OF DIRECTORS, ITS COMMITTEES, MEETINGS, AND FUNCTIONS

The Board of Directors of the Company currently consists of one member who is an executive officer (Robert E. Griffin) and five independent members (Blaine E. Matthews, Jr., Edward E. Williams, Richard D. White, George Savitsky and Richard
F. Baalmann, Jr.). If elected as a director at the Annual Meeting, Daniel A. Messmer is an executive officer of the Company and will not be considered an independent director.

During 2006, all Directors attended 100% of all meetings of the Board of Directors and the committees on which they served. The Board of Directors had four meetings. The independent directors held regular executive sessions at each of the four Board Meetings. The Board has designated Mr. Blaine Matthews as a lead or presiding director to chair those executive sessions.

The Company has a standing Audit Committee of the Board of Directors composed of Blaine E. Matthews, Jr., Chairman, Edward E. Williams and George Savitsky. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers, Inc. The Board has also determined that Blaine E. Matthews, Jr. and George Savitsky are audit committee financial experts. The Audit Committee as a whole held five meetings in 2006. At all five meetings the committee met with the independent auditors and management to review the interim financial information contained in each quarterly earnings announcement. The main functions performed by the Audit Committee are to (1) review with the independent auditors their observations on internal controls of the Company and the competency of financial accounting personnel, (2) review with the chief accounting officer and independent auditors, the accounting for specific items or transactions as well as alternative accounting treatments and their effects on earnings, (3) engage the firm of independent certified public accountants to be hired by the Company and review that firm's independence, and (4) approve all audit and non-audit services performed by the Company's independent auditors. The Board of Directors has adopted a written charter for the Audit Committee which can be found on the Company's website at:
www.escaladeinc.com/OVERVIEW/Governance/Audit_Committee_Charter.pdf

The Board of Directors has a Compensation Committee comprised entirely of independent directors; Richard D. White, Chairman, Richard F. Baalmann, Jr. and George Savitsky. Prior to his retirement from the Board of Directors effective as of the Company's 2006 annual meeting, Keith P. Williams served on the Compensation Committee and also was an independent director. Following his election to the Board of Directors at the 2006 annual meeting, Mr. Baalmann replaced Keith Williams on the Compensation Committee. The Compensation Committee met three times in 2006 to review salaries and compensation levels within the Company. The Compensation Committee also is responsible for awards of stock options and met one time in 2006 to review the granting of options. The Board of Directors has not adopted a written charter for the Compensation Committee.

As discussed above, the Board of Directors has no nominating committee.

The Board of Directors has adopted the Escalade, Incorporated Code of Business Conduct and Ethics which may be found on the Company's website at: www.escaladeinc.com/OVERVIEW/Governance/Conduct.htm.

All employees and Directors of the Company are subject to compliance with the Code.

Stockholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at: Escalade, Incorporated, 817 Maxwell Avenue, Evansville, Indiana 47711. All communications directed to the Board will be received and processed by the Company's office of the Chief Financial Officer and will be transmitted to the Chairman of the Audit Committee without any editing or screening by such office.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the best of the Company's knowledge, all of the Company's directors, officers and 10% or more stockholders have timely filed with the Securities and Exchange Commission all reports required to be so filed pursuant to Section 16 of the Securities Exchange Act of 1934 for 2006.

                   COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Compensation Philosophy

The Company's philosophy in setting compensation policies for its named executive officers is to align pay with performance, while at the same time providing competitive compensation that allows the Company to retain and attract executive talent. The Compensation Committee, composed entirely of independent Directors, establishes, approves and evaluates the Company's compensation policies applicable to the named executive officers.

Throughout this proxy statement, all references to the "named executive officers" means Robert E. Griffin, Daniel A. Messmer, Terry D. Frandsen and C.W. "Bill" Reed, the individuals identified under "EXECUTIVE COMPENSATION - Summary Compensation Table." Mr. Reed served as the Company's Chief Executive Officer until April, 2006, after which Mr. Griffin acted as the interim Chief Executive Officer until the Board named Mr. Messmer the new Chief Executive Officer and President in August, 2006. Mr. Frandsen served as the Company's Chief Financial Officer for all of 2006

The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and increases in stockholder value. Consequently the Compensation Committee has adopted the following guidelines for use in evaluating executive compensation:

     o Provide a competitive total compensation package that enables Escalade to attract and retain key executive talent;

     o Align all pay programs with Escalade's annual and long-term business strategies and objectives; and

     o Provide a mix of base and performance-leveraged variable compensation that directly links executive compensation to the performance of Escalade and stockholder return.

Compensation Program; Mix of Pay Components

Consistent with the above philosophy, the Compensation Committee currently utilizes the following components of compensation for the Company's named executive officers:

     o   Base salary;
     o   Annual incentive cash bonuses;
     o   Long-term equity incentives, historically in the form of stock options;
         and
     o   Health, welfare and other benefits

Executive compensation is based on a pay-for-performance philosophy. Consequently, a significant portion of annual and long-term compensation for the named executive officers is at-risk. This provides additional upside potential and downside risk for the Company's Chief Executive Officer and Chief Financial Officer, recognizing that the individuals serving in these roles have greater influence on the performance of the Company.

With the exception of employees working under collective bargaining agreements, all employees of the Company, including the named executive officers, are employed at will, without employment agreements, severance payment arrangements or change in control agreements.

The Role of the Compensation Committee; Method of Determining Amount of Total Compensation

The Compensation Committee is responsible for the approval and administration of compensation programs for the named executive officers. The Committee focuses on the attraction and retention of key executives and, when making decisions, considers the Company's compensation philosophy, the achievement of business goals set by the Company, relevant peer data, the competitive environment in which the Company competes for talent, how the Company is positioned for the future, and recommendations made by the Company's Chairman and Chief Executive Officer. While the Committee primarily focuses on compensation for the named executive officers, the Committee also reviews the compensation of certain other key employees, such as the subsidiary and division heads, and the appropriateness and fairness of the allocation of annual incentive compensation among the participants in such plans at the subsidiary level.

In 2006, the Committee took the following steps to ensure that it effectively carries out its responsibilities:

     o Engaged Frederic W. Cook & Co., Inc., an internationally recognized compensation consulting firm to advise on executive officer compensation, to provide the Committee with relevant market data and to advise the Committee on alternatives when making compensation decisions for the named executive officers. Except for services provided by Frederic W. Cook &Co, Inc. at the request of the Compensation Committee, there is no other affiliation between the consultant and the Company or the Company's management.

     o Conducted a review of compensation paid by companies that are similar in terms of industry, business, market capitalization, asset size and geographic footprint. The competitive market data for the study came from two recognized external compensation survey sources, and was deemed to fairly represent the labor markets in which the Company competes for executive talent. The market information served as one of the factors in determining the total compensation for the Company's executive officers.

     o Reviewed all compensation components for the Company's named executive officers.

     o Together with the Board of Directors, subjectively reviewed and evaluated the level of performance of the Company and of each executive officer, including the Chief Executive Officer and Chief Financial Officer, in order to determine current and future appropriate compensation levels.

     o Conducted an annual review of the Company's compensation philosophy to ensure that it remains appropriate given the Company's strategic objectives.

Except for the 1997 Director Stock Compensation and Option Plan which was approved by stockholders at the 1997 annual meeting, the Compensation Committee does not participate in any programs which they administer.

Role of Executive Officers in Compensation Decisions

Mr. Griffin, the Company's Chairman and former Chief Executive Officer, sometimes participates in Compensation Committee meetings and the compensation of the Company's other named executive officers, but does not make any recommendations regarding his own compensation. Consistent with the Committee's past practices with Mr. Reed, the Company's Chief Executive Officer until April, 2006, Mr. Messmer, as the Company's current Chief Executive Officer, will make recommendations regarding the compensation for Mr. Frandsen, the Company's Chief Financial Officer, but will not make recommendations for either himself or Mr. Griffin. Although the Committee considers recommendations by Messrs. Griffin and Messmer along with data provided by its other advisors, the Committee retains full discretion to set all compensation for the Company's named executive officers.

Base Salary

The Compensation Committee seeks to compensate the named executive officers competitively within the industry while at the same time designing compensation components that base a significant portion of total compensation on performance. In general, base salary levels are set at the beginning of each year at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure. The primary considerations in determining whether base salaries will be adjusted is the Company's income level generated in the previous year and any changes in level of responsibility. The Compensation Committee also subjectively reviews the individual performance of each named executive officer, based on the performance of the Company and the individual's level of contribution towards that performance.

Accordingly, for fiscal 2006 the Compensation Committee established base salaries for the Company's key executives with the intent to motivate performance by providing significant upside potential through incentive compensation and less on guaranteed compensation in the form of salaries. The Compensation Committee does not target any specific benchmark for base salary levels for its key executives compared to comparable companies within the Company's industries, but generally believes that base salaries should be in the lower half of such comparisons coupled with significant opportunities to achieve high incentive, performance based compensation. The Compensation Committee considered the scope of and accountability associated with each executive officer's position in addition to such factors as the performance and experience of each executive officer when setting base salary levels for fiscal 2006.

In 2006, the Compensation Committee increased the base salary for C.W. "Bill" Reed, the Company's Chief Executive Officer as of the beginning of the Company's fiscal year by 12.7% to $275,000. The Compensation Committee also increased the base salary for Terry D. Frandsen, the Company's Chief Financial Officer, by 16.7% to $175,000. The Compensation Committee believed that such increases were warranted for each such officer based primarily on the Company's performance and their contribution to such results.

In 2006, the Compensation Committee increased the base salary for Robert E. Griffin, the Company's Chairman of the Board, by 4% to $52,000. This increase essentially represents a cost of living increase following several years in which the Compensation Committee has reduced significantly Mr. Griffin's base salary and overall compensation commensurate with the reduction in services that Mr. Griffin provides to the Company on a regular basis. Nonetheless, the Committee recognizes that Mr. Griffin's knowledge of the Company and its industries is of great benefit and assistance to the Company's management, as evidenced by Mr. Griffin's ability and willingness to serve as the Company's interim Chief Executive Officer from April, 2006 until August, 2006. The Committee continues to believe that ongoing compensation to Mr. Griffin is appropriate.

In August, 2006, the Board of Directors appointed Daniel A. Messmer as the Company's Chief Executive Officer and President. Based upon the increased responsibilities and duties that Mr. Messmer was assuming, the Compensation Committee increased his 2006 base salary to $240,000 at that time.

In February, 2007, the Compensation Committee established the 2007 base salary levels for Messrs. Messmer, Frandsen and Griffin, the Company's current executive officers, at $247,500, $181,500 and $53,500, respectively. These increases represent less than a 4% raise in each instance and reflect the Compensation Committee's philosophy of increasing salaries modestly to keep pace with cost of living increases.

Annual Incentive Bonus

The Compensation Committee believes a large portion of each executive officer's total compensation should come from performance based results. In order to achieve this, for 2006 the Compensation Committee approved a Profit Incentive Bonus Plan (the "Bonus Plan") that was identical to the plan used in prior years. Under this Bonus Plan, individual bonus pools are generated by each business segment, Sporting Goods and Office Products, based on the financial results of that segment. At the beginning of each fiscal year, the Compensation Committee reviews, approves and/or modifies target performance levels suggested by management that dictate the factors used to generate the bonus pools. The performance targets used are Earnings before Interest, Taxes and Amortization ("EBITA") return on equity and EBITA return on average total assets. As noted below the level of achievement dictates the factors used in calculating the bonus pools. The bonus pool is calculated by multiplying EBITA by the sum of the two bonus factors. Virtually all employees, including the named executive officers, are eligible to participate in the Bonus Plan.

Amounts paid under the Bonus Plan are determined and dispersed following completion of the annual audit. Amounts allocated to employees in each business segment are discretionary and determined by the senior management team in each business segment. The Compensation Committee reviews and approves these allocations. Criteria used in determining allocation amounts include the employee's level of responsibility, level of performance, and overall contribution to the success of the business segment.

If the business segment meets or exceeds its targets in one or more of the performance components, a bonus pool is created with respect to such component for payment to the employees of that segment. A bonus pool for the Company's named executive officers is created based on 20.0% of any amounts payable under the subsidiary's incentive profit sharing plan. Historically, this bonus pool for the named executive officers has been distributed 75% to the Company's Chief Executive Officer and 25% to the Company's Chief Financial Officer, although the Compensation Committee retains discretion over the actual distribution and amount of the bonus pool in any given year. Accordingly, each named executive officer's incentive compensation is directly linked to the performance of each of the Company's operating subsidiaries.

In 2006, both the sporting goods subsidiary and the office/graphic arts subsidiary exceeded their target levels for each of the incentive profit sharing components and a bonus pool was created with respect to those operations. Therefore, the 2006 bonus amounts paid to Messrs. Messmer and Frandsen were generated from both the Company's sporting goods subsidiary and office/graphic arts subsidiary. After incentive profit sharing and taxes, the Company's consolidated net income of approximately $8.5 million generated a return on assets (average of beginning and ending assets) of 6.2% and a return on equity (prior year ending balance) of 11.1%. For 2006, the Committee distributed the 20% bonus in accordance with historical allocation ratios; 75% and 25% to Messrs. Messmer and Frandsen, respectively. In recognition of services performed during 2006, the Compensation Committee awarded Mr. Messmer an additional cash bonus of $21,500.

The Compensation Committee also awarded Mr. Griffin an additional cash payment of $15,000 for his services as interim Chief Executive Officer from April 2006 to August 2006, following Mr. Reed's retirement as Chief Executive Officer.

Stock Option Grants

The Compensation Committee also determines annual stock option grants to the Company's executive officers and other eligible employees. Historically, the Committee has awarded stock options and believed that such options are an effective incentive to encourage stock ownership by officers and key employees of the Company and its subsidiaries so that those persons acquire or increase their proprietary interest in the success of the Company. Stockholders approved the 1997 Incentive Stock Option Plan at the 1997 annual meeting, and that plan provided only for the grant of stock options and no other form of equity awards. Pursuant to that plan the committee felt it was appropriate to grant stock options to certain executive officers of the Company in 2006. The Committee granted 20,000 options Mr. Reed, 25,000 options to Mr. Frandsen, and 25,000 options to Mr. Messmer prior to his appointment as Chief Executive Officer and President. No additional options were awarded to Mr. Messmer upon his promotion. The Compensation Committee has determined that stock option awards to Mr. Griffin are not necessary to incentive Mr. Griffin or to further align his interests with stockholders because Mr. Griffin is the largest stockholder of the Company as the beneficial owner of 25.0% of the Company's outstanding Common stock. All stock options are awarded with an exercise price equal to the fair market value on the date of grant.

If the stockholders approve the Company's 2007 Incentive Plan at the Annual Meeting pursuant to Proposal 2 in this proxy statement, the Compensation Committee will have a broader array of long-term incentive awards available for grant to the Company's employees, including the Chief Executive Officer and Chief Financial Officer. Such awards may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance cash, performance shares, performance units and other stock-based awards as permitted by the 2007 Incentive Plan. The Compensation Committee believes that in 2007 and beyond, equity awards other than and/or in addition to stock options will create greater incentive for its employees and executive officers and will strengthen their alignment with stockholder interests. While the Compensation Committee has not yet determined any specific awards to be made to any of the named executive officers or other Company employees under the 2007 Incentive Plan, if approved by stockholders, the Committee currently believes that grants of restricted stock units will better meet the Committee's compensation philosophy and objectives as those awards will be more directly tied to performance measures to be achieved by the Company rather than being based upon the recipient's continued employment with the Company.

Health, Welfare and Other Benefits

The Company provides medical, life, 401(k) plan and similar benefits to all of its salaried employees, including the named executive officers. Other than a non-qualified deferred compensation plan in which Mr. Griffin participates, none of these benefits discriminate in scope, terms or operation in favor of the named executive officers.

In 2006, with the approval of, and in the discretion of, the Compensation Committee, the Company provided each of Mr. Reed, its former Chief Executive Officer, and Mr. Frandsen, its current Chief Financial Officer, with certain one-time benefits.

In connection with Mr. Reed's retirement from the Company, the Compensation Committee determined that it was in the best interests of the Company to enter into an agreement with Mr. Reed that provided for (a) the payment of approximately $794,000 in installments through April 16, 2009, (b) the acceleration of the vesting of all unvested stock options held by Mr. Reed as of July 17, 2006 and allowing him to exercise any or all such options within the following 90 days, (c) continuing medical coverage pursuant to COBRA for Mr. Reed and his dependents for a period of eighteen months from the date of his retirement, and (d) the payment of the total amount of his account balance in the Company's deferred compensation plan in two installments. In return, Mr. Reed agreed to (a) assist the Company with its management transition through his retirement date, and (b) enter into certain covenants in favor of the Company, including confidentiality and non-competition provisions. Mr. Reed and the Company also mutually released each other from any potential claims against the other, except as otherwise provided in the agreement.

With respect to Mr. Frandsen, the Company's Board of Directors requested that he relocate his personal residence from Wabash, Indiana to Evansville, Indiana in connection with the relocation of the Company's principal executive offices to Evansville. In recognition of the disruption that the move would cause to Mr. Frandsen and his family and the unfavorable market for the sale of homes in Wabash, the Company agreed to purchase his Wabash home at its recently appraised price and to pay him cash bonuses in the aggregate amount of $65,000, which bonuses were designed to minimize the likelihood that Mr. Frandsen would suffer personal financial loss as a result of the move. The relocation agreement further provided that the Company's total net out-of-pocket expenses in connection with his relocation would not exceed $120,000 and that, if Mr. Frandsen's employment with the Company would be terminated by the Company for just cause or by him without good reason, then he must reimburse the Company for all or part of such relocation payments if such termination would occur prior to the third anniversary of the agreement in accordance with the schedule set forth in the Agreement.

The Compensation Committee does not intend that such agreements will create any precedents for similar situations that may arise with executive officers in the future, and will consider each such instance on a case-by-case basis depending on the specific individual and on the particular circumstances existing at that time.

Section 162(m)

Based on the Compensation Committee's past compensation practices, the Committee does not currently believe that Section 162 (m) of the Internal Revenue Code, which limits the deductibility of executive compensation in certain events, will adversely affect the Company's ability to obtain a tax deduction for compensation paid to its named executive officers.

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with the Company's management the preceding Compensation Discussion and Analysis ("CD&A") as well as the accompanying tables set forth below. Based on that discussion, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 30, 2006.

 Richard D. White, Chairman      Richard F. Baalmann, Jr.      George Savitsky


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2006, Richard White and George Savitsky served on the Company's Compensation Committee for the entire year. Keith P. Williams served until his retirement as a director effective as of the 2006 annual meeting, at which time Richard Baalmann was elected to the Board and replaced Mr. Williams on the Compensation Committee. All of the directors who served on the Compensation Committee in 2006 were independent directors at all times. No other director or executive officer of the Company serves on any board of directors or compensation committee of any entity that compensates any of Messrs. White, Baalmann, Savitsky and Keith Williams.

                             EXECUTIVE COMPENSATION

                       Summary Compensation Table for 2006

                                                                                                 Change in
                                                                                                  Pension
                                                                                                 Value and
                                                                                                Nonqualified
                                                                                  Non-Equity      Deferred
                                                Cash         Stock      Option  Incentive Plan  Compensation   All Other
Name and                          Salary        Bonus        Awards     Awards   Compensation     Earnings    Compensation   Total
Principal Position       Year       ($)          ($)           ($)        ($)        ($)            ($)           ($)         ($)
        (a)              (b)        (c)          (d)           (e)        (f)        (g)            (h)           (i)         (j)
------------------------------------------------------------------------------------------------------------------------------------

Robert E. Griffin       2006       51,704       15,000           --        3,579           --       84,375       49,117      203,775
    Chairman of the
    Board
Daniel A. Messmer       2006      214,177       21,500           --      101,817      403,500           --       12,730      753,724
    Chief Executive
    Officer and
    President
Terry Frandsen          2006      170,423           --           --       89,891      134,500           --      122,299      517,113
    Chief Financial
    Officer, Vice
    President
    Finance and
    Secretary
C.W. "Bill" Reed        2006      147,404           --           --       97,787           --       23,335      867,090    1,135,616
    Former Chief
    Executive
    Officer -
    Retired April
    19, 2006

Column (a) - Named Executive Officers
The named executive officers include the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer and one other person who was an executive officer during 2006 but who was not serving as an executive officer as of December 30, 2006 (collectively, the "named executive officers").

Column (c) - Salary
Amounts recorded in this column reflect the annual salary paid during the year noted in column (b).

Column (d) - Cash Bonuses
Amounts recorded in this column reflect cash bonuses paid in addition to amounts paid in connection with the annual cash incentive program noted in Column (g).

Column (f) - Option Awards
The amount recorded in this column is the compensation cost recognized by the Company during the fiscal year indicated in column (b) under the Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in the fiscal year indicated in column (b) and prior years.

The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for the years indicated:

                                             2006       2005       2004       2003       2002       2001
    Risk-free interest rate                  4.35%      3.77%      3.07%      2.90%      4.65%      4.76%
    Dividend yield                           1.81%      1.20%      0.00%      0.00%      0.00%      0.00%
    Expected volatility                      51.3%      53.8%      50.0%      46.0%      38.0%      95.0%
    Weighted average-fair value per share    $4.35      $5.61      $8.98      $3.07      $0.37      $1.26

Column (g) - Non-Equity Incentive Plan Compensation
See "CD&A - Annual Cash Incentive" on page 7 for a description of the Incentive Compensation Plan.

Column (h) - Change in Pension Value and Nonqualified Deferred Compensation Earnings
The Company has a deferred compensation plan that was initiated in October 1985 and in which only certain executives were granted participation. Under the terms of the plan, participating executives were allowed to defer up to $70,000 of earned incentive bonuses per year to the plan for seven consecutive years from the date the plan was initiated. The Company made matching contributions to the plan equal to 75% of the deferral and pays interest on the cumulative balance at 9% compounded monthly.

Column (i) - All Other Compensation
All other compensation includes the following:

                                401(k)                                                             Total All
                               Matching                  Relocation    Moving and    Retirement      Other
     Name                    Contribution    Director    Assistance      Closing      Agreement   Compensation
                                 ($)         Fees ($)       ($)         Costs ($)        ($)           ($)
     ---------------------------------------------------------------------------------------------------------
     Robert E. Griffin            3,117       46,000              -             -              -        49,117
     Daniel A. Messmer           12,730            -              -             -              -        12,730
     Terry Frandsen              10,225            -         65,000        47,074              -       122,299
     C. W. "Bill" Reed           15,000       11,000              -             -        841,090       867,090

Grants of Plan Based Awards

The following table sets forth certain information concerning options granted to named executive officers during 2006. Actual cash incentive awards for 2006 are disclosed in column (g) of the Summary Compensation Table, page 12. The accounting value of equity awards disclosed in the Summary Compensation Tables in Column (f) includes accounting values for awards granted from 2001 through 2005 as well as awards granted in 2006.

                        2006 Grants of Plan Based Awards

                                                All Other     Exercise of                 Grant Date
                                                 Options      Base Price     Closing      Fair Value
                                                 Awards:       of Option      Market     of Stock and
                                                Underlying       Awards      Price on      Option
     Name                           Grant       Options (#)    ($/Share)    Grant Date    Awards ($)
                                    Date           (1)             (2)       ($/Share)       (3)
     --------------------------- ------------- -------------- ------------- ------------- --------------
     Robert E. Griffin                -                -               -             -            -
     Daniel A. Messmer             03/16/06       25,000           11.08         11.08      108,750
     Terry Frandsen                03/16/06       25,000           11.08         11.08      108,750
     C. W. "Bill" Reed             03/16/06       20,000           11.08         11.08       87,000

(1) The amounts disclosed in this column were issued under the 1997 Incentive Stock Option Plan. Options are granted on the day following the Board of Director meeting in which the grant is approved. The options granted in 2006, vest in four equal annual installments beginning one year following the date of grant and expire five years from the date of grant.
(2) The exercise price is equal to the closing market price on the date the options are granted.
(3) The grant date fair values are calculated based on the provision of Financial Accounting Standard No. 123R (Share-Based Payment). The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model resulting in an estimated fair value of $4.35 per option.

Outstanding Equity Awards at Year-End

The following table outlines outstanding long-term equity-based incentive compensation awards for the named executive officers as of December 30, 2006. Each outstanding award is shown separately. Option awards include non-qualified and incentive stock options. The vesting schedule for each stock option is described in the footnotes to this table. No other equity or stock-based incentive awards have been made to the named executive officers.

                 Outstanding Equity Awards at December 30, 2006

                                                                Equity
                                                               Incentive
                                                                 Plan
                                  Number of      Number of      Awards:
                                  Securities    Securities     Number of
                                  Underlying    Underlying     Underlying       Option
                                 Unexercised    Unexercised    Unexercised     Exercise     Option
                                 Options (#)    Options (#)     Unearned         Price     Expiration
     Name                        Exercisable   Unexercisable    Options (#)    ($/Share)     Date
                                                    (2)                          (3)
     -------------------------------------------------------------------------------------------------
     Robert E. Griffin               2,598 (1)         -            -            17.24      04/28/08
     -------------------------------------------------------------------------------------------------
     Daniel A. Messmer              30,000             -            -            19.21      02/16/09
                                    10,000        30,000 (4)        -            13.40      02/18/10
                                         -        25,000 (5)        -            11.08      03/06/11
     -------------------------------------------------------------------------------------------------
     Terry Frandsen                 11,250         3,750 (6)        -             6.99      02/21/08
                                    30,000             -            -            19.21      02/16/09
                                    10,000        30,000 (4)        -            13.40      02/18/10
                                         -        25,000 (5)        -            11.08      03/06/11
     -------------------------------------------------------------------------------------------------
     C. W. "Bill" Reed                   -             -            -             -             -
     -------------------------------------------------------------------------------------------------

(1) Stock options granted to Mr. Griffin were made under the 1997 Director Stock Compensation and Option Plan. These options vest one year after grant and expire five years from the grant date.
(2) With the exception of options granted to Mr. Griffin, all stock options granted were made under the 1997 Incentive Stock Option Plan. These options vest in four equal annual installments beginning one year following the date of grant and expire five years from the date of grant.
(3) The option exercise price is equal to the closing market price on the date the options were granted.
(4) The option was granted on February 18, 2005. Assuming continued employment with the Company, 10,000 shares will become exercisable on February 18 of each of 2007, 2008 and 2009.
(5) The option was granted on March 6, 2006. Assuming continued employment with the Company, 6,250 shares will become exercisable on March 6 of each of 2007, 2008, 2009 and 2010.
(6) The option was granted on February 21, 2003. Assuming continued employment with the Company, the shares will become exercisable on February 21, 2007.

Option Exercises and Stock Vested

The following table shows all stock options exercised and the valued realized upon exercise by the named executive officers during 2006. None of the named executive officers have received stock awards of any other type as of December 30, 2006.

                       2006 Option Exercises and Stock Vested
                                      Option Awards
         ----------------------------------------------------------------
                                            Number of
                                              Shares           Value
                                            Acquired on      Realized on
         Name                               Exercise (#)     Exercise ($)
                                                               (1)
         ----------------------------------------------------------------
         Robert E. Griffin                         4,018           28,930
         Daniel A. Messmer                        15,000           49,950
         Terry Frandsen                                -                -
         C. W. "Bill" Reed                       142,500          797,475

(1) The value realized equals the difference between the option exercise price and the fair market value of the stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Pension Benefits

Other than the Company's 401(k) defined contribution plan, the Company has no pension plans in which the named executive officers participate.

Nonqualified Deferred Compensation

The Company maintains a nonqualified deferred compensation plan that allowed Mr. Griffin, and certain other executive officers who are no longer with the Company, including Mr. Reed, to defer a portion of their incentive bonuses earned during each of the years between 1985 and 1992. The Company provided a matching contribution equal to 70% of the deferred amount. The plan is unfunded and amounts owed to participants under the plan are subject to the claims of general creditors of the Company. The Company accrues interest on the balance owed to participants at the rate of 9% compounded monthly. This plan is intended to comply with the requirements of Section 409(A) of the Internal Revenue Code.

The following table illustrates the nonqualified deferred compensation benefits provided to the named executive officers in 2006. It does not reflect matching 401(k) or discretionary contributions made under the Company's qualified retirement plan.

                     2006 Nonqualified Deferred Compensation

                                                                                         Aggregate
                         Executive        Registrant      Aggregate       Aggregate      Balance at
                       Contributions    Contributions    Earnings in    Withdrawals/    December 31,
Name                    in 2006 ($)       in 2006 ($)      2006 ($)     Distributions     2006 ($)
                                                             (1)            ($)
-----------------------------------------------------------------------------------------------------
Robert E. Griffin           -                 -            84,375               -         983,825
Daniel A. Messmer           -                 -                 -               -               -
Terry Frandsen              -                 -                 -               -               -
C. W. "Bill" Reed           -                 -            23,335         411,153          61,904

(1) Amounts recorded in this column represent interest accrued on cumulative deferred balances and is included in column (h) of the Summary of Compensation Table.

Potential Payments Upon Termination or Change in Control

The Company currently does not have employent, severance, change in control or similar agreements with any of its named executive officers. Other than benefits that are generally available to all other salaried employees of the Company, the named executive officers have no agreements that would provide them with any cash payments upon termination of employment with the Company.

Upon a change in control of the Company, as defined in the Company's 1997 Incentive Stock Option Plan (approved by the Company's stockholders at the 1997 annual meeting), the vesting of all outstanding, unvested stock options would be accelerated. This is true for all stock option recipients, not just the named executive officers. Based upon the closing stock price of the Company's common stock as of December 29, 2006 ($10.72), Mr. Terry Frandsen is the only named executive who would potentially receive value for unexercised stock options: approximately $14,025. The potential value of unexercised stock options is computed as the difference between the exercise price and the closing stock price multiplied by the number of shares. Options with exercise prices higher than the closing market price are not included in the calculation.

Director Compensation

The following table illustrates the 2006 compensation structure for the Company's directors. In addition to the compensation described below, each director is reimbursed for reasonable out-of-pocket expenses incurred for travel and attendance related to meetings of the Board of Directors or its committees.

Annual Retainer Fees
Chairman of the Board                                       $25,000
Chairman of the Audit Committee                             $ 2,000
Chairman of the Compensation Committee                      $ 2,000
Director                                                    $ 7,000

Meeting Attendance Fees
In-person Board meeting attendance                          $ 4,000
Telephonic Board meeting attendance                         $ 1,000
Committee meeting attendance                                $ 1,000


The Chairman of the Board does not receive a separate retainer as a Director, but does receive any meeting attendance fees earned. Each independent director elected at the 2006 annual meeting, also received a special one time grant of 2,000 stock options, which grants were approved by stockholders at the 2006 annual meeting.

Directors can elect to receive some or all of the fees earned in shares of the Company's common stock pursuant to the 1997 Director Stock Compensation and Option Plan which was approved by stockholders at the 1997 annual meeting. Those shares and options will not be issued until April 27, 2007. The number of shares to be issued will be calculated based on the aggregate director fees deferred by the director since the 2006 Annual Meeting divided by $11.26, the closing share price on the first business day following the 2006 annual meeting. Each director who elected to receive shares will also be granted stock options in an amount equal to one half of the shares issued to the director at an exercise price equal to the per share closing market price on April 27, 2007. In 2006 there were 10,156 shares issued and 5,076 stock options issued pursuant to the plan.

The following table summarizes the compensation earned by or awarded to each director who served on the Board of Directors during 2006. Compensation reflected for Messrs. Griffin and Reed is also reflected in the "Summary Compensation Table."

                           2006 Director Compensation

                                 Fees Earned
                                 or Paid in      Option          All Other
      Name                         Cash ($)     Awards ($)     Compensation
      (1)                            (2)           (3)              ($)        Total ($)
      ---------------------------------------------------------------------------------
      Blaine E. Matthews, Jr.         27,759       15,456            -           43,215
      Edward E. Williams              26,024       12,334            -           38,358
      George Savitsky                 26,891       12,549            -           39,440
      Richard D. White                25,156       12,120            -           37,276
      Richard F. Baalmann, Jr. (4)         -        5,280            -            5,280
      Keith P. Williams (5)           16,483        5,424            -           21,907

(1) Mr. Griffin, the Chairman of the Board, is not included in this table as he is an employee of the Company and thus his compensation is included in the Summary Compensation Table on page 12.
(2) This column includes the fair value of common stock issued pursuant to the 1997 Director Stock Compensation and Options Plan.
(3) The amount recorded in this column is the compensation cost recognized by the Company during 2006 under the Statement of Financial Accounting Standard No. 123R (Share-Based Payment) for grants made in 2006 and prior years. The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model. As of December 30, 2006, each director has the following number of options outstanding: Robert E.
     Griffin: 2,598; Blaine E. Matthews, Jr.: 6,282; Edward E. Williams: 3,616; George Savitsky: 3,652; Richard D. White: 3,580; and Richard F. Baalmann,
     Jr: 2,000.
(4) Mr. Baalmann was first elected to the Board in 2006 and consequently will have no earnings until the April 2007 annual meeting.
(5) Mr. Williams retired from the Board effective as of the April 2006 annual stockholder meeting.


                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter as adopted by the Board of Directors ("Board"), the Audit Committee of the Board ("Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Escalade. All of the Committee members are independent directors as defined under NASDAQ rules. During fiscal year 2006, the Committee met five times, and discussed the interim financial information contained in each quarterly earnings announcement with the Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed and considered whether the provision of non-audit services by the Company's auditors is consistent with the auditors' independence. The Audit Committee has determined that the provisions of such services are consistent with the auditors' independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of Escalade's internal controls. The Committee reviewed with the independent auditors their audit plan, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

The Committee reviewed the audited financial statements of Escalade as of and for the year ended December 30, 2006, with management and the independent auditors. Management has the responsibility for the preparation of financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that Escalade's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 30, 2006, for filing with the Securities and Exchange Commission.

 Blaine E. Matthews, Jr., Chairman     Edward E. Williams     George Savitsky

                       INDEPENDENT PUBLIC ACCOUNTING FIRM

The independent public accounting firm of BKD LLP (the "Auditors") was engaged by the Company's Audit Committee to audit the Company's consolidated financial statements for the year ended December 30, 2006. BKD LLP, formerly known as Olive LLP, has served as independent auditors for the Company since 1977. Audit services performed by BKD LLP during the fiscal year most recently completed included examinations of the financial statements of the Company, services related to filings with the Securities and Exchange Commission and consultations on matters related to accounting. Representatives of BKD LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Company's Audit Committee has not yet appointed a principal independent accounting firm for fiscal year 2007 because the Audit Committee believes it must reassess the Company's professional requirements prior to making this appointment. Typically the principal independent accounting firm is selected no later than the first meeting of the Audit Committee following the annual shareholder meeting.

                         PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to Escalade, Incorporated for the fiscal years ended December 30, 2006 and December 31, 2005 by the Company's principal accounting firm, BKD LLP.

                                                         2006           2005
     -----------------------------------------------------------------------
     Audit Fees                                  $    439,361   $    397,802
     Audit-Related Fees                                 1,854             --
     Tax Fees                                              --         21,861
     All Other Fees                                        --             --
                                                 ------------   ------------
     Total                                       $    441,215   $    419,663
                                                 ============   ============

Audit Fees. Fees for audit services consist of:

     o   Audit of the Company's annual financial statements.
     o Audit services associated with Rule 404 of the Sarbanes-Oxley Act of 2002 which requires the independent registered public accounting firm to audit Management's evaluation of internal controls over financial reporting as of the end of the fiscal year. The auditor's unqualified opinion is contained in the 2006 Annual Report under Item 9A - Controls and Procedures. Fees paid to the principal accounting firm for this portion of the audit totaled $191,500 in 2006 and $155,316 in 2005.
     o   Reviews of the Company's quarterly financial statements.
     o Statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees. Fees for audit-related services consist of financial accounting and reporting consultation.

Tax Fees. Fees for tax services consist of professional services rendered by BKD LLP related to corporate income tax return preparation, compliance and advice. Beginning with 2005, the Company no longer employs BKD LLP to perform tax compliance services.

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed by its independent auditors, except as described below. Pre-approval shall not be required for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitute no more than 5% of the total amount of revenues paid by the Company to the auditors during the fiscal year in which the non-audit services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. No services were provided by BKD LLP pursuant to these exceptions.

              CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee of the Board of Directors is charged with the responsibility to review and pre-approve all related party or affiliate transactions between the Company and its directors, executive officers, employees and/or their affiliates or in which any such persons directly or indirectly is interested or may benefit. The Company currently has no agreements, arrangements, transaction or similar relationship with any of its directors or executive officers.

                            OTHER SECURITIES FILINGS

The information contained in this Proxy Statement under the headings "Report of Compensation Committee" and "Report of the Audit Committee" are not, and should not be deemed to be, incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that purport to incorporate future filings or portions thereof by reference (including this proxy statement).


                                   ITEM NO. 2
                   PROPOSAL TO APPROVE THE 2007 INCENTIVE PLAN

                     DESCRIPTION OF THE 2007 INCENTIVE PLAN

Subject to stockholder approval, the Company's Board of Directors approved the Escalade, Incorporated 2007 Incentive Plan (the "Plan") based on recommendation of the Plan by its Compensation Committee.

The following description sets forth the material terms of the Plan. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Plan attached as Annex 1 to this Proxy Statement. All capitalized terms which are not defined herein are defined in the Plan.

Purpose

The Plan is intended to assist the Company and its subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its subsidiaries who are expected to contribute to the Company's success. The Company believes that the Plan will provide flexibility in the types and amounts of incentives that can be provided to these key individuals and will promote the achievement of long-term objectives which will inure to the benefit of all stockholders of the Company.

Administration

The Compensation Committee of the Board of Directors will administer the Plan. The Compensation Committee will be composed of no fewer than two directors, each of whom must be "independent" under applicable NASDAQ Stock Market listing rules (or such other principal stock exchange on which the Company's common stock is then traded), and whom, to the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), qualify as "non-employee directors" and "outside directors," respectively. The Committee has broad discretion and authority to, among other things, select the officers, employees, directors, consultants and advisors to whom awards may be granted, to determine the terms, conditions, form and amount of the awards, to establish, where deemed applicable, performance goals with respect to awards and to measure and certify the achievement thereof, and to establish guidelines and procedures relating to awards. The Committee will have full power to administer and interpret the Plan and to adopt or establish, and to modify or waive, rules, regulations, agreements, guidelines, procedures and instruments which it deems necessary or advisable for the administration and operation of the Plan. The Committee may delegate its authority to a committee of one or more directors of the Company or to one or more executive officers or a committee of executive officers the right to grant awards to employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend awards to employees who are not directors or executive officers of the Company.

Eligibility

Any officer, employee, director, consultant or advisor of the Company or any of its subsidiaries or affiliates is eligible to receive an award under the Plan. As of December 30, 2006 there were approximately 891 employees and six directors of the Company and its subsidiaries and affiliates. The selection of participants and the nature and size of the awards is subject to the discretion of the Committee.

Shares Available for Issuance

The Plan provides that the total number of shares of common stock which may be issued pursuant to awards under the Plan may not exceed 1,000,000, plus any shares underlying awards made under the Company's 1997 Incentive Stock Plan and 1997 Directors Stock Compensation and Option Plan (the "Prior Plans") which are subsequently forfeited or otherwise become available for issuance under the terms of the Prior Plans. As of December 30, 2006, a total of 544,586 shares previously granted options are outstanding and unexercised under the Prior Plans. Therefore, based on this information, if the Plan is approved, a total of approximately 1,544,586 shares may be available for grant under the Plan, representing approximately 11.8% of the Company's outstanding stock as of December 30, 2006. Regardless of whether the Plan is approved by the Company's stockholders, no further grants will be made under the Prior Plans which will expire by their terms on April 26, 2007. If the Plan is approved, then the shares of common stock and stock options payable to directors on April 27, 2007 pursuant to their deferral elections made with respect to their 2006 director fees will be made under this Plan rather than under the 1997 Directors Stock Compensation and Option Plan. See "New Plan Benefits," below.

To the extent that shares of common stock subject to an outstanding award under the Plan or the Prior Plans are not issued by reason of forfeiture, termination, surrender, cancellation, or expiration while unexercised of such award, by reason of the tendering or withholding of shares to pay all or a portion of the exercise price or to satisfy all or a portion of the tax withholding obligations relating to the award, by reason of being settled in cash in lieu of shares or settled in a manner that some or all of the shares covered by the award are not issued to the participant, or being exchanged for a grant under the Plan that does not involve common stock, then such shares shall immediately again be available for issuance under the Plan. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.

Shares of common stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries shall not reduce the number of shares available to be issued under the Plan.

Of the shares authorized for issuance under the Plan, up to 90% may be issued with respect to awards which are not stock appreciation rights or stock options, and up to 1,500,000 shares may be issued pursuant to options which are incentive stock options under the Code. In addition, as required by Code Section 162(m), the Plan includes a limit of 200,000 shares of common stock as the maximum number of shares that may be subject to awards made to any one individual in any 36-month period. In addition to the foregoing, the maximum dollar value that may be earned by any participant in any 12-month period with respect to awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000.

The source of common stock issued with respect to awards may be authorized but unissued shares or treasury shares. In the event there is a change in the capital structure of the Company as a result of any stock dividend or split, recapitalization, merger, consolidation or spin-off or other corporate change affecting the common stock, the number of shares of common stock authorized for issuance, available for issuance or covered by any outstanding award and the price per share of any such award, and the various limitations described above, will be proportionately adjusted. Fractional shares will not be issued under the Plan.

Equity Compensation Plan Table

                                                Number of            Weighted-Average
                                         Securities to be Issued      Exercise Price              Number of
                                             Upon Exercise of     of Outstanding Options,   Securities Remaining
                                           Outstanding Options,          Warrants           Available for Future
        Plan Category                      Warrants and Rights          and Rights                Issuance
----------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
   security holders (1)                            544,586                 $13.19                   884,143
Equity compensation plans not approved
   by security holders                                  --                     --                        --
                                                ----------                                       ----------
       Total                                       544,586                                          884,143
                                                ==========                                       ==========

(1) These plans are the Company's 1997 Incentive Stock Option Plan, the 1997 Director Stock Compensation and Option Plan and the 10,000 options to acquire common stock issued to the Company's independent directors following the 2006 annual meeting as approved by the Company's stockholders at that meeting.

Awards

A participant in the Plan is permitted to receive multiple grants of awards. The terms and provisions of a type of award with respect to any recipient need not be the same with respect to any other recipient of such award.

The following types of awards may be granted under the Plan:

Stock Options. Stock Options may be nonqualified stock options or incentive stock options that comply with Code Section 422. The exercise period for any stock option will be determined by the Committee at the time of grant. The exercise price per share for all shares of common stock issued pursuant to stock options under the Plan may not be less than 100% of the Fair Market Value of a share of common stock on the grant date. Each stock option may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable. The Plan limits the term of any stock option to 10 years, except in the event of death or disability. Unless otherwise approved by the Company's stockholders, the Plan prohibits repricing of options.

Stock Appreciation Rights ("SARs"). The Committee may grant SARs independently of any stock option or other award or in tandem with all or any part of a stock option or other award granted under the Plan. Upon exercise, each SAR entitles a participant to receive an amount equal to the excess of the Fair Market Value (as defined in the Plan) of a share of common stock on the date the SAR is exercised over the Fair Market Value of a share of common stock on the date the SAR is granted. As determined by the Committee, the payment due upon exercise of an SAR may be made in shares of common stock having a Fair Market Value on the date of exercise equal to the amount due upon the exercise of the SAR, may be paid in cash, or in a combination. Upon exercise of an SAR granted in conjunction with a stock option, the option may be required to be surrendered.

Restricted Stock and Restricted Stock Units. An award of Restricted Stock is an award of shares of common stock that may not be sold or otherwise disposed of during a restricted period determined by the Committee. An award of Restricted Stock Units is an award of the right to receive a share of common stock after the expiration of a restricted period determined by the Committee. Restricted Stock may be voted by the recipient. To the extent provided by the Committee in the applicable award agreement, dividends on the Restricted Stock and Restricted Stock Units may be payable to the recipient in cash or in additional Restricted Stock or Restricted Stock Units.

Other Share-Based Awards. The Committee may grant other awards of shares or other types of awards which may be based in whole or in part by reference to common stock or other property. Such awards may be payable upon the achievement of performance goals or such other terms and conditions as the Committee may prescribe.

Performance Cash, Performance Shares and Performance Units. Performance Cash, Performance Shares and Performance Units are awards of a fixed or variable number of shares or of dollar-denominated units that are earned by achievement of performance goals established by the Committee. If the applicable performance criteria are met, the shares are earned and become unrestricted with respect to Performance Shares or an amount is payable with respect to the Performance Units. The Committee may provide that a certain percentage of the number of Performance Shares or Units originally awarded may be earned based upon the attainment of the performance goals. Amounts earned under Performance Share and Performance Unit Awards may be paid in common stock, cash or a combination of both. During the applicable performance period for an award, the shares may be voted by the recipient and the recipient may be entitled to receive dividends on those shares, at the discretion of the Committee.

Performance Goals

Section 162(m) of the Code disallows federal income tax deductions for certain compensation in excess of $1,000,000 per year paid to each of the Company's Chief Executive Officer and its other four most highly compensated executive officers (collectively, the "Covered Employees"). Under Section 162(m), compensation that qualifies as "other performance-based compensation" is not subject to the $1,000,000 deduction limit. In addition to the annual limitations on awards described above, another condition necessary to qualify certain incentive awards (other than SARs and stock options, which are treated as "other performance-based compensation") as "other performance-based compensation" is that the material criteria relating to the performance goals under which the award is made must be disclosed to, and approved by, the stockholders of the Company before the incentive compensation is paid.

For those types of awards under the Plan intended to meet the definition of "other performance-based compensation" the Committee will establish performance goals with respect to an award based upon one or more of the following performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and amortization, or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. Section 162(m) also requires that for compensation to be "performance-based, the Company must obtain stockholder approval every five years of the material terms for performance goals for such compensation. Accordingly, the Company will need to seek reapproval of the above or revised performance goals no later than the Company's annual meeting of stockholders in 2012 if the Company desires to obtain tax deductions for performance-based compensation after that date.

At the end of each performance period for an award to Covered Employees, the Committee will determine and certify the extent to which the performance goal established for the performance period has been achieved and determine the amount to be paid, vested or delivered as a result thereof, provided the Committee may, in its sole discretion, reduce or eliminate such amount to the extent permitted under the Plan and applicable law.

Termination of Employment or Services

The Committee shall determine and set forth in each award agreement whether any awards granted in such award agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a participant ceases to be employed by or to provide services to the Company or any subsidiary (including as a director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a participant's employment or services will be determined by the Committee, which determination will be final.

Change in Control

Unless otherwise provided by the Committee in the applicable award agreement (including any amendment or modification thereof), upon a change in control of the Company, all awards based on the Company's common stock shall immediately vest 100% and all performance-based awards shall be deemed earned and payable, either in full or pro rata based upon the portion of the performance period then completed as of the date of the change in control.

Other Provisions

In general, except to the extent provided by the Committee in the specific terms of an award or with respect to certain transfers of nonqualified stock options to certain family members or foundations for no value or other consideration, no award will be assignable or transferable except by will, the laws of descent and distribution.

The Committee may impose such restrictions and limitations on any awards granted under the Plan as it may deem advisable, including, but not limited to share ownership or holding period requirements and requirements to enter into or to comply with confidentiality, non-competition and other restrictive or similar covenants.

The receipt of payment of cash or the delivery of shares that would otherwise be due to a participant under an award may be deferred at the election of the participant pursuant to an applicable deferral plan or arrangement established by the Company or a subsidiary.

Effective Date, Amendment and Termination

If approved by the stockholders, the Plan will become effective as of the date of such approval and will remain in effect until all shares subject to the Plan have been purchased and/or acquired according to the provisions of the Plan, provided, however, that no awards may be granted on or after the tenth anniversary of such date. The Board of Directors may terminate the Plan at any time and may amend or modify the Plan from time to time provided that no such action shall materially adversely alter or impair any outstanding award without the consent of the participant affected thereby. In addition, unless approved by the Company's stockholders, no amendment or modification may increase the number of shares of common stock which may be issued under the Plan (except pursuant to an adjustment related to a corporate change affecting the Common stock), expand the types of awards available to participants under the Plan, materially expand the class of persons eligible to participate in the Plan, delete or limit the provisions prohibiting the repricing of options or reduce the price at which shares may be offered under options, extend the termination date for making awards under the Plan, or become effective if such amendment or modification is required under the rules and regulations of the NASDAQ Stock Market or another national exchange on which the Common stock is then listed, or other applicable law, rules or regulations, to be approved by the stockholders.

The Committee may amend or modify any outstanding awards in any manner to the extent that the Committee would have had the authority under the Plan initially to make such award as so amended or modified, provided that no amendment or modification shall materially adversely alter or impair an outstanding award without the consent of the participant affected thereby.

Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax consequences to participants who may receive grants of awards under the Plan. This discussion does not purport to be complete, and does not cover, among other things, state and local tax treatment.

Incentive Stock Options. No taxable income is realized by the participant upon exercise of an incentive stock option granted under the plan, and if no disposition of those shares is made by such participant within two years after the date of grant or within one year after the transfer of those shares to the participant, then (a) upon the sale of the shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be taxed as a long-term capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

If the shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized upon disposition of the shares) over the exercise price, and (b) the Company will be entitled to deduct such amount. Any additional gain or loss realized will be taxed as short-term or long-term capital gain or loss, as the case may be, and may not be deducted by the Company.

If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option will be treated as a nonqualified stock option.

Nonqualified Stock Options. For federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise, the participant will realize ordinary income in an amount equal to the excess of the Fair Market Value of a share of common stock on the date of exercise over the exercise price multiplied by the number of shares received pursuant to the exercise of such options. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (a) the exercise price, increased by any compensation reported upon the participant's exercise of the option and (b) the amount realized on such sale or exchange. Any gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes compensation upon exercise of the option.

Stock Appreciation Rights. No taxable income is recognized by a participant upon the grant of a SAR under the Plan. Upon the exercise of an SAR, the participant will realize ordinary income in an amount equal to the fair market value of the shares of common stock received and the amount of cash received. Shares of common stock received upon the exercise of a SAR will, upon subsequent sale, be eligible for capital gain treatment, with the capital gain holding period commencing on the date of exercise of the SAR.

The Company is entitled to a deduction for compensation paid to a participant at the same time and in the same amount as the participant realizes ordinary income upon exercise of the SAR.

Stock Awards. A recipient of Restricted Stock, Performance Shares or any other awards of shares of common stock generally will be subject to tax at ordinary income rates on the Fair Market Value of the common stock at the time the shares have been delivered and are no longer subject to forfeiture. A recipient who so elects under Section 83(b) of the Code within 30 days of the date of the grant of shares of common stock will have ordinary taxable income on the date of the grant equal to the Fair Market Value of the shares as if the shares were unrestricted or the shares were earned and could be sold immediately. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to the forfeited shares. Upon sale of the Restricted Shares or Performance Shares after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires. If the recipient timely elects to be taxed as of the date of the grant, the holding period commences on the date of the grant and the tax basis will be equal to the Fair Market Value of the shares on the date of the grant as if the shares were then unrestricted and could be sold immediately. The Company is entitled to a deduction for compensation paid to a participant in the amount of ordinary income recognized by the participant.

Restricted Stock Units and Performance Units. A recipient of units will generally be subject to tax at ordinary income rates on the Fair Market Value of any common stock issued or cash paid pursuant to such an award, and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The Fair Market Value of any common stock received will generally be included in income (and a corresponding deduction will generally be available to the Company) at the time of receipt. The capital gain or loss holding period for any common stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

Other Awards. A participant will recognize ordinary income upon receipt of cash pursuant to a cash award and the Company will generally be entitled to a deduction equal to the amount of the ordinary income realized by the recipient. The federal income tax consequences of other incentive awards will depend on how the awards are structured. Generally, the Company will be entitled to a deduction with respect to other incentive awards only to the extent that the recipient realizes compensation income in connection with such awards.

Compliance with Section 409A of the Code. The Plan is intended to comply and be administered in a manner that is intended to comply with Section 409A of the Code. To the extent that an award or the payment, settlement or deferral of an award is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an award or the payment, settlement or deferral of an award to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A.

New Plan Benefits

In accordance with the terms of the existing 1997 Directors Stock Compensation and Option Plan, the directors of the Company are to receive awards of shares of common stock and stock options based upon deferral elections made in April, 2006 of certain director fees that would have otherwise been payable in cash. Because the 1997 plan will expire before the date that such awards are to be made, the Company will make the awards under the Plan if the stockholders approve the Plan at the Annual Meeting. The following table shows the awards that will be made to the directors if the Plan is approved.

                                        New Plan Benefits

                           Escalade, Incorporated 2007 Incentive Plan

    ---------------------------------------------------------------------------------------------------------------
                Name and Position                    Dollar Value       Number of    Dollar Value       Number of
                                                        ($) (1)         Shares of       ($) (2)       Stock Options
                                                                       Common Stock                          (#)
                                                                           (#)
    ---------------------------------------------------------------------------------------------------------------
    Daniel A. Messmer, Chief Executive Officer                   -                -              -                -
    ---------------------------------------------------------------------------------------------------------------
    Terry Frandsen, Chief Financial Officer                      -                -              -                -
    ---------------------------------------------------------------------------------------------------------------
    Robert E. Griffin, Chairman of the Board                     -                -              -                -
    ---------------------------------------------------------------------------------------------------------------
    Blaine E. Matthews, Jr., Director                       25,106            2,575          4,208            1,287
    ---------------------------------------------------------------------------------------------------------------
    Edward E. Williams, Director                            23,371            2,397          3,917            1,198
    ---------------------------------------------------------------------------------------------------------------
    George Savitsky, Director                               25,974            2,664          4,356            1,332
    ---------------------------------------------------------------------------------------------------------------
    Richard D. White, Director                              24,239            2,486          4,065            1,243
    ---------------------------------------------------------------------------------------------------------------
    Richard F. Baalmann, Jr., Director                      22,513            2,309          3,774            1,154
    ---------------------------------------------------------------------------------------------------------------
    Executive Group (3 persons)                                  -                -              -                -
    ---------------------------------------------------------------------------------------------------------------
    Non-Executive Director Group (5 persons)               121,203           12,431         20,320            6,214
    ---------------------------------------------------------------------------------------------------------------
    Non-Executive Officer and Employee Group               121,203           12,431         20,320            6,214
    ---------------------------------------------------------------------------------------------------------------

(1) The value of shares issued is dependent on the market price of the Company's common stock on the day the shares are issued. The value recorded in this column is based on the closing market price of the Company's common stock on March 16, 2007: $9.75 per share.
(2) The fair value of options granted will be calculated based on the provisions of Financial Accounting Standard No. 123R (Share-Based Payment) using the closing market price on the date the options are granted. The value recorded in this column is based on closing market price of the Company's common stock on March 16, 2007: $9.75 per share. Assuming this price on the date of grant, the estimated fair value of the options using the Black-Scholes option-pricing model is $3.27 per option.

If the Plan is not approved at the Annual Meeting, the Compensation Committee will consider alternative compensation to the directors including, without limitation, the payment of the cash value of the stock and option awards that would have been paid to the directors on April 27, 2007.

Other than as specified in the above table, no determination has yet been made as to the amount or terms of any stock-based incentives or any future cash awards under the Plan. The Compensation Committee currently believes that awards of restricted stock units will best meet the Company's compensation objectives for equity incentives to executive officers and directors. The Compensation Committee is considering annual grants to each of the five non-management director commencing with the 2007 Annual Meeting of 1,250 restricted stock units with a one year vesting period, but no such awards have yet been made or agreed upon. If made, based on the Fair Market Value of the Company's common stock as of March 16, 2007, such awards would have a value of $12,188 to each such non-management director. Similarly, awards of restricted stock units for Mr. Messmer and Mr. Frandsen are being considered but no specific amounts or terms have yet been established or agreed upon by the Committee.

For additional information concerning the Company's compensation of its directors and executive officers, please see "Compensation Discussion and Analysis" and "Executive Compensation."

Vote Required

The affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's Common stock present or represented at the Annual Meeting and entitled to vote thereon is required to approve the Plan. Abstentions will have the same effect as a vote cast against the proposal. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome. Proxies received by the Company and not revoked prior to or at the Annual Meeting will be voted for this proposal and the adoption of the Plan unless otherwise instructed by the stockholder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ADOPTION OF THE 2007 INCENTIVE
PLAN

                       RESULTS OF THE 2006 ANNUAL MEETING

Approximately 91.8% of the outstanding shares of the Company were voted in person or by proxy at the 2006 annual meeting that was held April 22, 2006. The stockholders elected each of the six nominees for election as directors to the Board of Directors and approved the proposal to grant each of the Company's independent directors elected at the 2006 annual meeting 2,000 non-qualified stock options.

                STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Stockholder proposals for stockholder action at the 2008 annual meeting must be presented in writing at the offices of the Company on or before November 17, 2007. Any stockholder who intends to propose any other matter to be acted upon at the 2008 annual meeting of stockholders must inform the Company no later than February 12, 2008. If notice is not provided by that date, the persons named in the Company's proxy for the 2008 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2008 annual meeting. Only such proposals as are (1) required by Securities and Exchange Commission Rules, and are (2) permissible stockholder motions under the General Corporation Law of the State of Indiana will be included on the 2008 annual meeting docket.

                                 OTHER BUSINESS

Management does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. No stockholder has informed the Company of any intention to propose any other matter to be acted upon at the meeting. Accordingly, the persons named in the accompanying Proxy are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this proxy statement. If any matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment and interest of the Company.



By order of the Board of Directors

Terry D. Frandsen

V.P. Finance, CFO & Secretary

                                     Annex 1
                                     -------

                             ESCALADE, INCORPORATED
                               2007 INCENTIVE PLAN

         Escalade, Incorporated (the "Company"), an Indiana corporation, hereby establishes and adopts the following 2007 Incentive Plan (the "Plan").

1.       PURPOSE OF THE PLAN

         The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors of the Company and its Subsidiaries who are expected to contribute to the Company's success and to achieve long-term objectives which will inure to the benefit of all stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.       DEFINITIONS

         2.1. "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Other Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

         2.2. "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award hereunder, including through an electronic medium.

         2.3.     "Board" shall mean the board of directors of the Company.

         2.4. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.5. "Committee" shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a "Non-Employee Director" within the meaning of Rule 16b-3 of the Exchange Act, (ii) an "outside director" within the meaning of Section 162(m) of the Code, and (iii) an "independent director" for purpose of the rules and regulations of the NASDAQ Stock Market (or such other principal securities exchange on which the Shares are traded).

         2.6. "Covered Employee" shall mean an employee of the Company or its subsidiaries who is a "covered employee" within the meaning of Section 162(m) of the Code.

         2.7.     "Director" shall mean a non-employee member of the Board.

         2.8.     "Dividend Equivalents" shall have the meaning set forth in
Section 12.5.

         2.9. "Employee" shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary. Solely for purposes of the Plan, an Employee shall also mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company's securities.

         2.10. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         2.11. "Fair Market Value" shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. The Fair Market Value of Shares as of any date shall be the per Share closing price of the Shares as reported on the NASDAQ Stock Market on that date (or if there were no reported prices on such date, on the next following date on which the prices are reported) or, if the Company is not then listed on the NASDAQ Stock Market, on such other principal securities exchange on which the Shares are traded, and if the Company is not listed on any securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria.

         2.12.    "Limitations" shall have the meaning set forth in Section
10.5.

         2.13. "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         2.14.    "Other Share-Based Award" shall have the meaning set forth in
Section 8.1.

         2.15. "Participant" shall mean an Employee or Director who is selected by the Committee to receive an Award under the Plan.

         2.16.    "Payee" shall have the meaning set forth in Section 13.1.

         2.17. "Performance Award" shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

         2.18. "Performance Cash" shall mean any cash incentives granted pursuant to Article 9 which will be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

         2.19. "Performance Period" shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.

         2.20. "Performance Share" shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

         2.21. "Performance Unit" shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

         2.22.    "Permitted Assignee" shall have the meaning set forth in
Section 12.3.

         2.23. "Prior Plan" shall mean the Company's 1997 Incentive Stock Option Plan and/or the Company's 1997 Director Stock Compensation and Option Plan.

         2.24. "Restricted Stock" shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.25.    "Restricted Stock Award" shall have the meaning set forth in
Section 7.1.

         2.26. "Restricted Stock Unit" means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, and/or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate,

         2.27. "Restricted Stock Unit Award" shall have the meaning set forth in Section 7.1

         2.28. "Shares" shall mean the shares of common stock of the Company, no par value per share.

         2.29. "Stock Appreciation Right" shall mean the right granted to a Participant pursuant to Section 6.

         2.30. "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.31. Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

         2.32.    "Vesting Period" shall have the meaning set forth in Section
7.1.


3.       SHARES SUBJECT TO THE PLAN

         3.1. Number of Shares. (a) Subject to the terms of this Section 3.1 and to adjustment as provided in Section 12.2, a total of 1,000,000 Shares shall be authorized for issuance under the Plan, of which no more than 90% may be available for Awards granted in any form provided for under this Plan other than Options or Stock Appreciation Rights.

                  (b) If any Shares subject to an Award or to an award under a Prior Plan are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award or award under a Prior Plan is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award or award under such Prior Plan (including on payment in Shares on exercise of a Stock Appreciation Right), such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

                  (c) In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan. In the event that (i) any option or award granted under a Prior Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall be available for issuance under the Plan.

                  (d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

         3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.       ELIGIBILITY AND ADMINISTRATION

         4.1. Eligibility. Any Employee or Director shall be eligible to be selected as a Participant.

         4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees and Directors to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each

Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;
(v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

                  (b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

                  (c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the NASDAQ Stock Market (or such other principal securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.       OPTIONS

         5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

         5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

         5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option. Other than pursuant to Section 12.2, the

Committee shall not without the approval of the Company's stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

         5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability.

         5.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

                  (b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

         5.6. Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

         5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as "incentive stock options" as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of "incentive stock options" under the Plan, the maximum aggregate number of Shares that may be issued pursuant to "incentive stock options" granted under the Plan shall be 1,500,000 Shares, subject to adjustments provided in Section 12.2.

6.       STOCK APPRECIATION RIGHTS

         6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

         6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the right.

                  (b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.

                  (c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

                  (d) The Committee may impose such other conditions or restrictions on the terms of exercise and the grant price of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price not less than Fair Market Value on the date of grant (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in conjunction with, but subsequent to, an Option), and (ii) a term not greater than ten (10) years

                  (e) Without the approval of the Company's stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with Substitute Awards), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded.

                  (f) The Committee may impose such terms and conditions on Stock Appreciation Rights granted in conjunction with any Award (other than an Option) as the Committee shall determine in its sole discretion.

7.       RESTRICTED STOCK AND RESTRICTED STOCK UNITS

         7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a "Restricted Stock Award" or "Restricted

Stock Unit Award" respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee (the "Vesting Period"). The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

         7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

         7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

8.       OTHER SHARE-BASED AWARDS

         8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Share-Based Awards") may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation. Other Share-Based Awards shall be subject to such Vesting Period, if any, imposed by the Committee.

         8.2. Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant.

         8.3. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.       PERFORMANCE AWARDS

         9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in
Section 10.2.

         9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

         9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

         9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.      CODE SECTION 162(m) PROVISIONS

         10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

         10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes and amortization, or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

         10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this
Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

         10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code.

         10.5. Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any 36-month period with respect to more than 200,000 Shares or (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 36-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares with respect to more than 200,000 Shares (the "Limitations"). In addition to the foregoing, the maximum dollar value that may be earned by any Participant in any 12-month period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $2,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

11.      CHANGE IN CONTROL PROVISIONS

         11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3):
(i) Options and Stock Appreciation Rights outstanding as of the date of the

Change in Control shall be cancelled and terminated without payment therefore if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

         11.2. Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, if a Participant's employment with such successor company (or a subsidiary thereof) terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

                  (b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award:
(i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, (ii) restrictions and deferral limitations on Restricted Stock and Restricted Stock Units that are not assumed or substituted for shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions and limitations and become fully vested, and (iii) the restrictions and deferral limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

                  (c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

         11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

                  (a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

                  (b) Any "person" (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
(i) by the Company or any subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 40% or more of Company Voting Securities by such person;

                  (c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such

Business Combination: (i) at least 60% of the total voting power of (A) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 40% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction");

                  (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company's assets; or

                  (e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 40% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

12.      GENERALLY APPLICABLE PROVISIONS

         12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or
(f) amend any provision of Section 10.5. The Board may not, without the approval of the Company's shareholders, take any other action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the principal securities market on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant's consent.

         12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued as incentive stock options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a "Permitted Assignee") to (i) the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more if the Participant or the Persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the participant or the Persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

         12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant's employment or services will be determined by the Committee, which determination will be final.

         12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares ("Dividend Equivalents") with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.      MISCELLANEOUS

         13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a "Payee") net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right,
(c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

         13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee or Director the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee or Director at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions of the Plan and the Award Agreement.

         13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

         13.5. Cancellation of Award. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by the Company or any Subsidiary or after termination of such employment or service, establishes a relationship with a competitor of the Company or any Subsidiary or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

         13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

         13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

         13.10. Construction. As used in the Plan, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

         13.11. Unfunded Status of the Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

         13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Indiana, without reference to principles of conflict of laws, and construed accordingly.

         13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

         13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with
Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

         13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

                                      PROXY

ESCALADE, INCORPORATED                                   THIS PROXY IS SOLICITED
817 Maxwell Avenue                                       ON BEHALF OF THE
Evansville, Indiana 47711                                BOARD OF DIRECTORS

The undersigned hereby appoints Robert E. Griffin, Blaine E. Matthews, Jr. and Edward E. (Ned) Williams, or any of them, each with power of substitution, as Proxies of the undersigned to attend the Annual Meeting of Stockholders of Escalade, Incorporated (the "Company") to be held on Friday, April 27, 2007, at 7:30 a.m., Central Daylight Savings Time, at the Company's principal executive offices located at 817 Maxwell Avenue, Evansville, Indiana 47711, and any adjournment or adjournments thereof, and to vote the number of shares of the Company's Common Stock which the undersigned would be entitled to vote if personally present on the following matters:

1.       Election of Directors

Vote for Seven (7) Nominees to Serve as Directors of the Company for the one-year term ending at the 2008 Annual Meeting of Shareholders.

                                                          Withhold
                                                         Authority
         Nominee                            For           to Vote
         -------                            ---           -------

         Robert E. Griffin                  [ ]             [ ]

         Richard F. Baalmann, Jr.           [ ]             [ ]

         Blaine E. Matthews, Jr.            [ ]             [ ]

         Daniel A. Messmer                  [ ]             [ ]

         George Savitsky                    [ ]             [ ]

         Richard D. White                   [ ]             [ ]

         Edward E. (Ned) Williams           [ ]             [ ]


2.       Approval of Escalade, Incorporated 2007 Incentive Plan

Vote to approve the proposal to adopt the Escalade, Incorporated 2007 Incentive Plan.


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN ITEM 1, "FOR" ITEM 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

[Stockholder's Name and Address as on Record Books]


(Please sign exactly as your name or names appear hereon. When shares are held by joint tenants, both should sign. If signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If signing on behalf of a corporation, the full name of the corporation should be set forth accompanied by the signature on its behalf of a duly authorized officer.)

Signature __________________________________________________________

Signature if held jointly __________________________________________

Dated    _____________________________, 2007


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENVELOPE PROVIDED.